UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2005

CDI Corp.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5519	23-2394430
(Commission File Number)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor, Philadelphia, PA	19103-2768
(Address of Principal Executive Offices)	(Zip Code)

(215) 569-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2005 Stock-Based Compensation Awards to Executive Officers

On February 15, 2005, the Board of Directors of CDI Corp. (sometimes referred to in this Report as either “CDI” or “the Company”), upon the recommendation of the Compensation Committee, approved the grant of certain stock-based compensation awards to two executive officers of the Company: Joseph R. Seiders (Senior Vice President and General Counsel) and Cecilia J. Venglarik (Senior Vice President, Human Resources). These awards will be made on the third business day following the issuance of the news release announcing CDI’s earnings for 2004. No new awards were approved for Roger H. Ballou (President and Chief Executive Officer) or for Jay G. Stuart (the outgoing Executive Vice President and Chief Financial Officer). The following awards were approved for Joseph Seiders and Cecilia Venglarik:

Name of Executive	Stock Appreciation Rights (settled in stock)	Time-Vested Deferred Stock	Performance-Contingent Deferred Stock
Joseph Seiders	2,834	708	1,417
Cecilia Venglarik	2,834	708	1,417

The stock appreciation rights (SARs) to be awarded to the executives will entitle each recipient to receive, upon exercise of the SAR, the increase in the market value of the specified number of shares of CDI stock from the date of grant of the SAR to the date of exercise, payable in shares of CDI common stock (after deductions are made to satisfy withholding and payroll tax obligations). These SARs will vest 20% per year on the first five anniversaries of the date of grant. The SARs will have a seven-year term, though they generally terminate earlier if the executive’s employment with the Company ends.

The time-vested Deferred Stock to be awarded to the executives will entitle each recipient to receive the specified number of shares of CDI common stock upon vesting. These shares will vest 20% per year on the first five anniversaries of the date of grant. Deferred Stock will generally terminate prior to vesting if the executive’s employment with the Company ends.

The performance-contingent Deferred Stock to be awarded to the executives will entitle each recipient to receive all or a portion of the specified number of shares of CDI stock based on CDI’s achievement of established levels of EVA (Economic Value Added) growth in 2005 (provided that there must be positive EVA for the year in order to receive any shares). EVA is equal to the Company’s net operating profit after taxes in excess of the cost of capital of the net assets employed in the Company’s business.

2005 Executive Cash Bonus Program

On February 15, 2005, CDI’s Board of Directors, upon the recommendation of the Compensation Committee, approved the Company’s 2005 cash bonus program covering the Company’s senior management team, including the following executive officers of CDI: Roger Ballou (President and CEO), Jay Stuart (Executive Vice President and CFO), Joseph Seiders (Senior Vice President and

General Counsel), and Cecilia Venglarik (Senior Vice President, Human Resources). The 2005 target bonuses established for those executive officers are $416,250 for Roger Ballou, $155,000 for Jay Stuart, $85,200 for Joseph Seiders and $99,000 for Cecilia Venglarik. Under the severance agreement signed by the Company and Jay Stuart, who is scheduled to leave CDI in May 2005, Mr. Stuart would receive a pro rata portion of any 2005 bonus earned.

Under the 2005 cash bonus program, a bonus pool will be created for the Company’s senior management team based on CDI’s achievement of certain levels of return on invested capital during 2005. The Compensation Committee has the discretion to increase the amount of the bonus pool by up to 20% to reflect key accomplishments that positively affect long-term shareholder value. Payouts to the executive officers from any amounts in the bonus pool will be based on the Company’s achievement of certain established financial goals in 2005. The financial goals relate to three measures: direct margin dollars, net income and return on assets. The three goals are given the following weights: the direct margin dollars goal represents 25% of the total bonus opportunity, the net income goal represents 45%, and the return on assets goal represents 30%.

CEO Option Cancellation

On February 15, 2005, the Board of Directors of CDI, upon the recommendation of the Compensation Committee, approved the cancellation of certain stock options held by Roger Ballou, the Company’s President and Chief Executive Officer. Mr. Ballou has agreed to the cancellation.

When Mr. Ballou was hired as CEO on October 1, 2001, he was granted an option to purchase up to 500,000 shares of CDI common stock. As to 100,000 of those option shares, 25,000 shares vest on each of the first four anniversaries of the date of grant. The remaining 400,000 option shares vest as follows:

(a) 50,000 shares vest upon the earlier of (1) the first date that the closing price of CDI stock on the New York Stock Exchange (“NYSE”) has closed at $30 for any 60 days over a continuous six-month period or (2) September 30, 2008.

(b) 50,000 shares vest upon the earlier of (1) the first date that the closing price of CDI stock on the NYSE has closed at $35 for any 60 days over a continuous six-month period or (2) September 30, 2008.

(c) 50,000 shares vest upon the earlier of (1) the first date that the closing price of CDI stock on the NYSE has closed at $40 for any 60 days over a continuous six-month period or (2) September 30, 2008.

(d) 50,000 shares vest upon the earlier of (1) the first date that the closing price of CDI stock on the NYSE has closed at $45 for any 60 days over a continuous six-month period or (2) September 30, 2008.

(e) 50,000 shares vest upon the earlier of (1) the first date that the closing price of CDI stock on the NYSE has closed at $50 for any 60 days over a continuous six-month period or (2) September 30, 2008.

(f) 50,000 shares vest upon the earlier of (1) the first date that the closing price of CDI stock on the NYSE has closed at $55 for any 60 days over a continuous six-month period or (2) September 30, 2008.

(g) 50,000 shares vest upon the earlier of (1) the first date that the closing price of CDI stock on the NYSE has closed at $60 for any 60 days over a continuous six-month period or (2) September 30, 2008.

(h) 50,000 shares vest upon the earlier of (1) the first date that the closing price of CDI stock on the NYSE has closed at $65 for any 60 days over a continuous six-month period or (2) September 30, 2008.

The option shares described in (c) through (h) above were cancelled, representing a total of 300,000 option shares that were cancelled as of February 15, 2005. Mr. Ballou received no consideration in exchange for this cancellation.

Item 2.02 Results of Operations and Financial Condition.

On February 16, 2005, CDI issued a news release which announced that the Company has identified significant further charges that would be recorded during the fourth quarter of 2004, and that these further charges (which are described in the release) will result in pre-tax earnings significantly lower than indicated in the Company’s January 6, 2005 press release. A copy of CDI’s February 16th news release is attached hereto as Exhibit 99 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99 - CDI Corp. news release dated February 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP. (Registrant)

By:	/s/ Roger H. Ballou
Roger H. Ballou
President and Chief Executive Officer

Date: February 21, 2005

EXHIBIT INDEX

Exhibit Number	Description
99	News Release dated February 16, 2005, issued by CDI Corp.